EXHIBIT 1
                            ATRICLES OF INCORPORATION

                            ARTICLES OF INCORPORATION
                                       OF
                        THE AVALON FUND OF ANN ARBOR CORP

     FIRST: The undersigned, David O. Smith, whose post office address is 1013 Centre Road, Wilmington, DE, 19805 being at least eighteen years of age, does hereby form a corporation under the General Laws of the State of Maryland.

     SECOND: The name of the corporation (which is hereinafter called the Corporation) is:

                        THE AVALON FUND OF ANN ARBOR CORP

     THIRD: The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of the State of Maryland.

     FOURTH: The post office address of the principal office of the Corporation in Maryland is 11 East Chase Street, Baltimore, MD 21202. The name and post office address of the resident agent is CSC-Lawyers Incorporating Service Company, at the same address. Said resident agent is a domestic corporation of the State of Maryland.

     FIFTH: The total number of shares of stock which the Corporation has authority to issue is

     One Hundred Million (100,000,000) at 0.0001 par value

     SIXTH: THE NUMBER OF DIRECTORS OF THE Corporation shall be 1 which number may be increased or decreased pursuant to the by-laws of the Corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name (s) of the director (s) who shall act until their successors are duly chosen and qualified is (are):

     Terence P. Smith


     SEVENTH: the duration of the Corporation shall be perpetual.

     IN WITNESS WHEREOF, I have signed these Articles of Incorporation on March 17, 1998, and severally acknowledged the same to be my act.

                                                   ----------------------------
                                                   David O. Smith, Incorporator


ACTION OF SOLE INCORPORATOR
THE AVALON FUND OF ANN ARBOR CORP
---------------------------------

     The undersigned, without a meeting, being the sole incorporator of the Corporation, does hereby elect the person(s) listed below to serve as director(s) of the corporation until the first annual meeting of shareholders and until their successors are elected and qualify:

     TERENCE P. SMITH

                                                   ----------------------------
                                                   David O. Smith, Incorporator

Dated:  March 17, 1998

                              ARTICLES OF AMENDMENT
                                       OF
                        THE AVALON FUND OF ANN ARBOR CORP

                             , a Maryland Corporation,
having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: the charter of the Corporation is hereby amended by striking out ARTICLE SECOND and inserting inlieu thereof the following:

     SECOND: The name of this corporation shall be THE AVALON FUND OF ANN ARBOR, INC.

     SECOND: the amendment of the charter of the corporation as hereinabove set forth has been duly advised by the board of directors and approved by the shareholders of the corporation.

     I, Terence P. Smith, certify under the penalties of perjury that to the best of my knowledge, information, and belief the foregoing resolution is true in all material respects.